Exhibit 99.1

Corporate Communications:	Investor Relations:
Mark Stouse	Derrick Vializ
713-918-2714	713-918-1805
mark_stouse@bmc.com	derrick_vializ@bmc.com
BMC Software Announces Fiscal 2007 Third Quarter Results
•	Total Revenues Up 9 Percent to $413 Million
•	BSM Strategy Drives 18 Percent Year over Year Increase in License Bookings
•	Operating Cash Flow Up 72 Percent Year over Year to $115 Million
•	Non-GAAP Earnings per Share Up 41 Percent, Exceeding Guidance
HOUSTON, February 8, 2007 —BMC Software today announced that fiscal 2007 third quarter net earnings on a GAAP basis were $64 million, or $0.30 per diluted share, compared to $49 million, or $0.22 per diluted share in the third quarter of fiscal 2006.
Non-GAAP net earnings, which exclude special items, were $85 million, or $0.41 per diluted share, compared to $63 million, or $0.29 per diluted share in the year-ago period. A complete reconciliation between GAAP and non-GAAP results is included in the accompanying financial tables.
“BMC Software delivered an outstanding fiscal 2007 third quarter,” said Bob Beauchamp, the Company’s president and chief executive officer. “Our Business Service Management strategy is driving robust growth in license bookings and revenues across a broad front. BSM essentially automates a customer’s IT Service Management processes and workflows, enabling them to improve their IT efficiency and more closely align IT with their business goals and priorities. Customers find the business case for Business Service Management to be compelling, and the result is an increasing number of companies that are transitioning to BSM and to BMC. As we move into the last quarter of our 2007 fiscal year, we remain focused on creating value by executing our strategy to capture the momentum around BSM, optimize the performance of our business units, and further streamline our processes and operations.”
In addition, the Company posted the following key results for the third quarter of fiscal 2007:
•	GAAP operating income was $74 million, up 41 percent compared to the year-ago period.
•	GAAP operating margin was 18 percent compared to 14 percent in the year-ago period.
•	Non-GAAP operating income was $102 million, an increase of 45 percent from the year-ago quarter.
•	Non-GAAP operating margin increased 6 percentage points, to 25 percent.
•	The balance sheet remained strong, ending the period with $1.58 billion in deferred revenues and $1.4 billion in cash and marketable securities, an increase of $40 million sequentially.

In addition, the Company continued its stock buy-back program, spending $125 million to re-purchase 3.8 million outstanding shares during the quarter. The Company has $404 million remaining under its current $1 billion share repurchase program, which was approved in the third quarter of fiscal 2006.
“Our continued financial strength, coupled with steadily increasing customer adoption of BSM and our improved execution in our mainframe business, positions BMC well for continued growth,” said Steve Solcher, the Company’s chief financial officer. “We continue to focus on reducing our operational complexity, thus producing a faster, more agile and more efficient company.”
Fiscal 2007 Guidance
With the Company’s strong performance in the third quarter, it is raising its non-GAAP earnings per share guidance for the year. BMC now expects non-GAAP EPS will range between $1.45 and $1.49 for fiscal 2007, using an estimated tax rate of 30 percent. Non-GAAP EPS excludes an estimated $0.45 of special items including expenses for amortization of acquired technology and intangibles, stock based compensation and restructuring.
The Company reiterates its expectation for fiscal 2007 revenue growth in the mid-single digits. The Company also reiterates its expectation to exceed a non-GAAP operating margin of 20% for the year and anticipates that its non-GAAP operating margin will be 22% for the full year. The Company also reiterates its fiscal 2007 cash flow expectation of between $400 million and $450 million, which includes negative impacts from an estimated $45 million related to the timing of servicing receipts as well as an estimated $30 million in restructuring payments.
For the fourth quarter of fiscal 2007, BMC expects revenues to be in the range of $415 million to $435 million and non-GAAP EPS to be in the $0.36 to $0.40 range, using an estimated tax rate of 30 percent and providing that the number of weighted average shares outstanding remains flat sequentially. Non-GAAP EPS excludes an estimated $0.10 of special items including expenses for amortization of acquired technology and intangibles, stock based compensation and restructuring.
Conference Call
A conference call to discuss third quarter fiscal 2007 results is scheduled for today, February 8, 2007 at 4:00 pm Central Time. Those interested in participating may call (719) 457-2617 and use the pass code 262 or BMC on the telephone keypad. To access a replay of the conference call, that will be available for one week, dial (719) 457-0820 or (888) 203-1112 and use the pass code 262 or BMC on the telephone keypad. A live web cast of the conference call will be available on the company’s website at www.bmc.com/investors. A replay of the web cast will be available within 24 hours and archived on the website.

Use of Non-GAAP Financial Measures
This press release and the accompanying tables include the following non-GAAP financial measures: (a) non-GAAP operating expenses, (b) non-GAAP operating income, (c) non-GAAP operating margin, (d) non-GAAP net earnings and (e) non-GAAP diluted net earnings per share. Each of these financial measures excludes the impact of certain items and therefore has not been calculated in accordance with U.S. generally accepted accounting principles, or GAAP.
Each of these non-GAAP financial measures excludes restructuring charges, amortization of acquired technology and intangibles, and, for fiscal 2007, stock based compensation expenses. In addition, non-GAAP net earnings and non-GAAP diluted net earnings per share for fiscal 2006 exclude income tax expense associated with the one-time repatriation of certain foreign earnings. Each of the adjustments is described in more detail below. This press release also contains a reconciliation of each of these non-GAAP measures to its most comparable GAAP financial measure.
We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our operating results because they exclude amounts that BMC management and the Board of Directors do not consider part of operating results when assessing the performance of the organization and measuring the results of the Company’s performance. In addition, we have historically reported similar non-GAAP financial measures. We believe that inclusion of these non-GAAP financial measures provides consistency and comparability with past reports of financial results. BMC Management and the Board of Directors use these non-GAAP financial measures to evaluate the Company’s performance and for forecasting purposes, as well as the allocation of future capital investments, and they are key variables in determining management incentive compensation. Accordingly, we believe these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making.
While we believe that these non-GAAP financial measures provide useful supplemental information, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Items such as restructuring charges, amortization of acquired technology and intangibles and stock based compensation expenses that are excluded from our non-GAAP financial measures can have a material impact on net earnings. As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, net earnings, cash flow from operations or other measures of performance prepared in accordance with GAAP. We compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are included elsewhere in this press release.

The following discusses the reconciliations of our non-GAAP financial measures to the most comparable GAAP financial measures:
•	Amortization of acquired technology and intangibles. Our non-GAAP financial measures exclude costs associated with the amortization of acquired technology and intangibles. Management and the Board of Directors believe it is useful in evaluating the Company’s and its management teams’ and business units’ performance during a particular time period to review the supplemental non-GAAP financial measures, which exclude amortization of acquired technology and intangibles, because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management and the Board of Directors do not consider these costs for purposes of evaluating the performance of the business during the applicable time period after the acquisition, and they exclude such costs when evaluating the performance of the Company, its business units and its management teams and when making decisions to allocate resources among the Company’s business units.
•	Stock-based compensation expenses. Our non-GAAP financial measures exclude the compensation expenses required to be recorded by FAS 123R for equity awards to employees and directors. Management and the Board of Directors believe it is useful in evaluating the Company’s and its management teams’ and business units’ performance during a particular time period to review the supplemental non-GAAP financial measures, which excludes expenses related to stock based compensation, because these costs are generally fixed at the time an award is granted, are then expensed over several years and generally cannot be changed or influenced by management once granted. Accordingly, our operational managers are evaluated based on the operating expenses exclusive of stock based compensation expenses and including such charges would hamper investors’ ability to evaluate the performance of our management in the manner in which the Company’s management evaluates performance. Additionally, we believe it is useful in measuring the Company’s performance to exclude expenses related to FAS 123R equity expense because it enables comparability with prior period information. Accordingly, management and the Board of Directors do not consider these costs for purposes of evaluating the performance of the business, and they exclude such costs when evaluating the performance of the Company, its business units and its management teams and when making decisions to allocate resources among the Company’s business units.
•	Restructuring charges. Our non-GAAP financial measures exclude exit costs and related charges, primarily consisting of severance costs and lease abandonment costs, and any subsequent changes in estimates related to exit activities as they relate to our restructurings, which involved significant layoffs. Management and the Board of Directors believe it is useful in evaluating the Company’s and its management teams’ and business units’ performance during a particular time period to review the supplemental non-GAAP financial measures, which exclude restructuring costs, because our operational managers are evaluated based on the operating expenses exclusive of restructuring charges and including the restructuring charges would hamper investors’ ability to evaluate the performance of our management in the manner in which the Company’s management evaluates performance. Accordingly, management and the Board of Directors do not consider these costs for purposes of evaluating the performance of the business, and they exclude such costs when evaluating the performance of the Company, its business units and its management teams. Additionally, management uses the non-GAAP measures to assist in its determinations regarding the allocation of resources, such as capital investment, among the Company’s business units and as part of its forecasting and budgeting.
•	Repatriation of foreign earnings. The income tax expense associated with the Company’s repatriation of foreign earnings is excluded, as management believes this to be a one-time event as provided by the American Jobs Creation Act (the “Act”). Due to the significant amount of the charge and the one-time nature of the repatriation permitted by the Act, management excludes these costs when it evaluates the Company’s operations and for internal reporting and forecasting purposes.

This news release contains both historical information and forward-looking information. Statements of plans, objectives, strategies and expectations for future operations and results, identified by words such as “believe,” “anticipate,” “expect,” “estimate” and “guidance” are forward-looking statements. Numerous important factors affect BMC Software’s operating results and could cause actual results to differ materially from the forecasts and estimates indicated by this press release or by any other forward-looking statements made by, or on behalf of, BMC Software, and there can be no assurance that future results will meet expectations, estimates or projections. These factors include, but are not limited to, the following: 1) the possibility that general economic conditions or uncertainty cause information technology spending to be reduced or purchasing decisions to be delayed; 2) competition in our markets can result in pricing pressures and competition for new customers as well as potential displacements of our existing customers; 3) the adoption rate for BSM may be slower than we expect and customers may not increase their purchases of our products if they do not adopt a BSM strategy; 4) a significant percentage of our license transactions is completed during the final weeks and days of each quarter, which creates a level of uncertainty as to whether revenues, license bookings and/or earnings will have met expectations until after the end of the quarter; 5) our operating costs and expenses are relatively fixed over the short term, so if we have a shortfall in revenue in any given quarter, our ability to off-set revenue shortfalls in the near-term is limited; 6) our effective tax rate is subject to quarterly fluctuation and any change in such tax rate could affect our earnings; and 7) the additional risks and important factors described in BMC Software’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission. This filing is available on our website at www.bmc.com/investors. We undertake no obligation to update information contained in this release.
About BMC Software
BMC Software is a leading global provider of enterprise management solutions that empower companies to manage their IT infrastructure from a business perspective. Delivering Business Service Management, BMC solutions span enterprise systems, applications, databases and service management. For the four fiscal quarters ended December 31, 2006, BMC revenue was approximately $1.57 billion. For more information, visit www.bmc.com.
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BMC Software, the BMC Software logos, and all other BMC Software product or service names are registered trademarks or trademarks of BMC Software, Inc. © 2007, BMC Software, Inc. All rights reserved.

BMC SOFTWARE, INC. AND SUBSIDIARIES
STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Incr/(Decr)
	December 31,	December 31,	Percentage
	Fiscal 2006	Fiscal 2007	Change
	(In millions, except
	per share data)
Revenues:
License	$135.0	$154.9	14.7%
Maintenance	224.2	233.3	4.1%
Professional services	21.1	24.7	17.1%

Total revenues	380.3	412.9	8.6%

Cost of license revenues	29.7	24.5	(17.5)%
Cost of maintenance revenues	42.3	48.9	15.6%
Cost of professional services	20.1	25.1	24.9%
Research and development expenses	50.8	46.3	(8.9)%
Selling and marketing expenses	126.2	134.3	6.4%
General and administrative expenses	51.0	48.5	(4.9)%
Amortization of intangible assets	8.2	7.0	(14.6)%
Severance, exit costs and related charges	(0.5)	4.4	n/m

Total operating expenses	327.8	339.0	3.4%

Operating income	52.5	73.9	40.8%
Other income, net	19.0	22.9	20.5%

Earnings before income taxes	71.5	96.8	35.4%
Income tax provision	22.8	32.9	44.3%

Net earnings	$48.7	$63.9	31.2%

Diluted earnings per share	$0.22	$0.30	36.4%

Shares used in computing diluted earnings per share	217.9	210.1	(3.6)%

BMC SOFTWARE, INC. AND SUBSIDIARIES
STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended		Incr/(Decr)
	December 31,	December 31,	Percentage
	Fiscal 2006	Fiscal 2007	Change
	(In millions, except
	per share data)
Revenues:
License	$366.2	$403.8	10.3%
Maintenance	659.3	689.2	4.5%
Professional services	65.0	68.0	4.6%

Total revenues	1,090.5	1,161.0	6.5%

Cost of license revenues	97.6	74.9	(23.3)%
Cost of maintenance revenues	126.2	142.1	12.6%
Cost of professional services	61.5	70.7	15.0%
Research and development expenses	155.6	143.0	(8.1)%
Selling and marketing expenses	361.4	378.2	4.6%
General and administrative expenses	151.0	148.4	(1.7)%
Amortization of intangible assets	26.3	20.3	(22.8)%
Severance, exit costs and related charges	41.0	30.8	(24.9)%

Total operating expenses	1,020.6	1,008.4	(1.2)%

Operating income	69.9	152.6	118.3%
Other income, net	56.0	69.8	24.6%

Earnings before income taxes	125.9	222.4	76.6%
Income tax provision	75.5	69.3	(8.2)%

Net earnings	$50.4	$153.1	203.8%

Diluted earnings per share	$0.23	$0.73	217.4%

Shares used in computing diluted earnings per share	219.8	210.7	(4.1)%

BMC SOFTWARE, INC. AND SUBSIDIARIES
BALANCE SHEETS

	(Audited)	(Unaudited)			(Audited)	(Unaudited)
	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,	December 31,
	2005	2005	2005	2005	2006	2006	2006	2006
	(In millions)
Current assets:
Cash and cash equivalents	$820.1	$853.7	$526.0	$620.4	$905.9	$724.0	$681.4	$791.6	(a)
Marketable securities	108.7	115.1	341.3	241.7	157.5	443.9	432.5	376.8	(a)
Trade accounts receivable, net	202.4	128.9	116.7	159.2	167.8	128.0	142.0	185.0
Current trade finance receivables, net	151.8	127.7	118.1	147.3	123.2	102.6	109.2	107.5
Other current assets	192.9	167.6	171.1	165.2	152.0	158.8	126.3	127.6

Total current assets	1,475.9	1,393.0	1,273.2	1,333.8	1,506.4	1,557.3	1,491.4	1,588.5
Property and equipment, net	383.7	366.2	359.2	360.6	352.1	90.9	86.4	85.0
Software development costs and related assets, net	126.1	118.5	113.7	114.6	110.8	112.3	107.4	107.2
Long-term marketable securities	354.3	327.1	352.3	311.4	280.3	235.1	261.9	247.0	(a)
Long-term finance receivables, net	126.1	94.3	91.8	95.7	81.9	64.0	62.7	84.9
Acquired technology, goodwill and intangibles, net	687.9	661.6	643.0	627.9	614.9	753.4	744.4	735.5
Other long-term assets	188.4	196.2	196.9	202.5	264.5	258.1	254.5	256.6

Total Assets	$3,342.4	$3,156.9	$3,030.1	$3,046.5	$3,210.9	$3,071.1	$3,008.7	$3,104.7

Current liabilities:
Accounts payable and accrued liabilities	$345.8	$273.0	$219.3	$261.6	$393.6	$300.8	$284.5	$334.0
Current portion of deferred revenue	769.3	782.2	752.4	760.7	808.8	825.9	809.5	810.4

Total current liabilities	1,115.1	1,055.2	971.7	1,022.3	1,202.4	1,126.7	1,094.0	1,144.4
Long-term deferred revenue	873.6	863.0	813.2	814.1	819.5	808.7	753.6	773.2
Other long-term liabilities	91.9	88.1	90.7	93.4	90.2	109.2	105.8	109.0

Total long-term liabilities	965.5	951.1	903.9	907.5	909.7	917.9	859.4	882.2
Total stockholders’ equity	1,261.8	1,150.6	1,154.5	1,116.7	1,098.8	1,026.5	1,055.3	1,078.1

Total Liabilities and Stockholders’ Equity	$3,342.4	$3,156.9	$3,030.1	$3,046.5	$3,210.9	$3,071.1	$3,008.7	$3,104.7

(a) Total cash and marketable securities	$1,283.1	$1,295.9	$1,219.6	$1,173.5	$1,343.7	$1,403.0	$1,375.8	$1,415.4

BMC SOFTWARE, INC. AND SUBSIDIARIES
STATEMENTS OF CASH FLOWS
(Unaudited)

Three Months Ended			Nine Months Ended
December 31,	December 31,		December 31,	December 31,
Fiscal 2006	Fiscal 2007		Fiscal 2006	Fiscal 2007
(In millions)			(In millions)
		Cash flows from operating activities:
$48.7	$63.9	Net earnings	$50.4	$153.1
		Adjustments to reconcile net earnings to net cash provided by operating activities:
48.4	35.4	Depreciation and amortization	162.2	112.0
(0.1)	(3.1)	Gain on marketable securities and other investments	(1.2)	(7.7)
0.6	10.6	Stock-based compensation	2.4	32.1
(31.7)	(14.5)	(Increase) decrease in finance receivables	34.8	18.4
9.6	10.7	Increase (decrease) in payables to third-party financing institutions for finance receivables	(4.4)	(39.4)
6.4	20.5	Increase (decrease) in deferred revenues	(68.3)	(47.7)
(15.4)	(8.9)	Net change in other assets and liabilities	(24.2)	(24.8)

66.5	114.6	Net cash provided by operating activities	151.7	196.0

		Cash flows from investing activities:
—	(1.0)	Cash paid for technology acquisitions and other investments, net of cash acquired	(9.0)	(145.2)
(20.7)	(281.5)	Purchases of marketable securities	(290.2)	(847.6)
160.6	353.4	Proceeds from maturities of/sales of marketable securities	200.2	669.4
(6.6)	(8.7)	Purchases of property and equipment	(18.4)	(19.2)
(18.1)	(14.9)	Capitalization of software development costs and related assets	(43.0)	(41.5)
0.8	3.5	Other investing activities	5.9	3.7

116.0	50.8	Net cash provided by (used in) investing activities	(154.5)	(380.4)

		Cash flows from financing activities:
(1.6)	(1.5)	Payments on capital leases	(4.4)	(4.5)
15.4	56.6	Stock options exercised and other	92.9	164.8
—	—	Proceeds from sale leaseback transaction	—	291.9
—	—	Repayment of debt acquired	—	(5.0)
—	13.0	Excess tax benefit from stock-based compensation	—	23.4
(100.0)	(125.0)	Treasury stock acquired	(286.0)	(405.0)

(86.2)	(56.9)	Net cash provided by (used in) financing activities	(197.5)	65.6

(1.9)	1.7	Effect of exchange rate changes on cash	0.6	4.5

94.4	110.2	Net change in cash and cash equivalents	(199.7)	(114.3)
526.0	681.4	Cash and cash equivalents, beginning of period	820.1	905.9

$620.4	$791.6	Cash and cash equivalents, end of period	$620.4	$791.6

BMC SOFTWARE, INC. AND SUBSIDIARIES
Table of Reconciliation from GAAP Operating Expenses to Non-GAAP Operating Expenses
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,	December 31,	December 31,	December 31,
	Fiscal 2006	Fiscal 2007	Fiscal 2006	Fiscal 2007
GAAP operating expenses	$327.8	$339.0	$1,020.6	$1,008.4

Severance, exit costs and related charges	0.5	(4.4)	(41.0)	(30.8)
Amortization of acquired technology & intangibles	(18.6)	(13.2)	(65.3)	(40.0)
Stock-based compensation (SFAS 123R)	—	(10.6)	—	(32.1)

Non-GAAP operating expenses	$309.7	$310.8	$914.3	$905.5

BMC SOFTWARE, INC. AND SUBSIDIARIES
Table of Reconciliation from GAAP Operating Income to Non-GAAP Operating Income
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,	December 31,	December 31,	December 31,
	Fiscal 2006	Fiscal 2007	Fiscal 2006	Fiscal 2007
GAAP operating income	$52.5	$73.9	$69.9	$152.6

Severance, exit costs and related charges	(0.5)	4.4	41.0	30.8
Amortization of acquired technology & intangibles	18.6	13.2	65.3	40.0
Stock-based compensation (SFAS 123R)	—	10.6	—	32.1

Non-GAAP operating income	$70.6	$102.1	$176.2	$255.5

BMC SOFTWARE, INC. AND SUBSIDIARIES
Table of Reconciliation from GAAP Operating Margin to Non-GAAP Operating Margin
(In millions)
(Unaudited)

	Three Months Ended			Three Months Ended			Three Months Ended
	December 31,	December 31,		December 31,	December 31,		December 31,	December 31,
	Fiscal 2006	Fiscal 2007		Fiscal 2006	Fiscal 2007		Fiscal 2006	Fiscal 2007
GAAP Revenues:	$380.3	$412.9	GAAP Operating Income:	$52.5	$73.9	GAAP Operating Margin:	14%	18%

			Severance, exit costs and related charges	(0.5)	4.4
			Amortization of acquired technology & intangibles	18.6	13.2
			Stock-based compensation (SFAS 123R)	—	10.6

GAAP Revenues:	$380.3	$412.9	Non-GAAP Operating Income:	$70.6	$102.1	Non-GAAP Operating Margin:	19%	25%

	Nine Months Ended			Nine Months Ended			Nine Months Ended
	December 31,	December 31,		December 31,	December 31,		December 31,	December 31,
	Fiscal 2006	Fiscal 2007		Fiscal 2006	Fiscal 2007		Fiscal 2006	Fiscal 2007
GAAP Revenues:	$1,090.5	$1,161.0	GAAP Operating Income:	$69.9	$152.6	GAAP Operating Margin:	6%	13%

			Severance, exit costs and related charges	41.0	30.8
			Amortization of acquired technology & intangibles	65.3	40.0
			Stock-based compensation (SFAS 123R)	—	32.1

GAAP Revenues:	$1,090.5	$1,161.0	Non-GAAP Operating Income:	$176.2	$255.5	Non-GAAP Operating Margin:	16%	22%

BMC SOFTWARE, INC. AND SUBSIDIARIES
Table of Reconciliation from GAAP Net Earnings to Non-GAAP Net Earnings
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,	December 31,	December 31,	December 31,
	Fiscal 2006	Fiscal 2007	Fiscal 2006	Fiscal 2007
GAAP net earnings	$48.7	$63.9	$50.4	$153.1

Severance, exit costs and related charges	(0.5)	4.4	41.0	30.8
Amortization of acquired technology & intangibles	18.6	13.2	65.3	40.0
Stock-based compensation (SFAS 123R)	—	10.6	—	32.1

Subtotal pretax reconciling items	18.1	28.2	106.3	102.9

Income tax provision for earnings to be repatriated	—	—	36.5	—
Tax effect of reconciling items	(3.6)	(6.9)	(27.6)	(28.0)

Subtotal of tax impact	(3.6)	(6.9)	8.9	(28.0)

Non-GAAP net earnings	$63.2	$85.2	$165.6	$228.0

BMC SOFTWARE, INC. AND SUBSIDIARIES
Table of Reconciliation from GAAP Earnings Per Share to Non-GAAP Earnings Per Share
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,	December 31,	December 31,	December 31,
	Fiscal 2006	Fiscal 2007	Fiscal 2006	Fiscal 2007
GAAP diluted earnings per share	$0.22	$0.30	$0.23	$0.73

Severance, exit costs and related charges	—	0.02	0.19	0.15
Amortization of acquired technology & intangibles	0.09	0.06	0.30	0.19
Stock-based compensation (SFAS 123R)	—	0.05	—	0.15

Subtotal pretax reconciling items	$0.08	$0.13	$0.48	$0.49

Income tax provision for earnings to be repatriated	—	—	0.17	—
Tax effect of reconciling items	(0.02)	(0.03)	(0.13)	(0.13)

Subtotal of tax impact	(0.02)	(0.03)	0.04	(0.13)

Non-GAAP diluted net earnings per share	$0.29	$0.41	$0.75	$1.08

Shares used in computing diluted earnings per share (In millions)	217.9	210.1	219.8	210.7